UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2009

DWS RREEF REAL ESTATE FUND, INC.

(Exact name of Registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

811-21172	22-6930148
(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code:	(212) 454-7190

(Former name or former address, if changed since last report.)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

|X|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD Disclosure

Item 7.01. Regulation FD Disclosure

On November 6, 2009, the Fund announced via press release that the Fund and its investment adviser, Deutsche Investment Management Americas Inc., have entered into a Cooperation and Voting Agreement (the “Agreement”) with the Susan L. Ciciora Trust (the “Trust”) and Mr. Stewart R. Horejsi (collectively, the “Covered Stockholders”). Pursuant to the Agreement, the Trust has agreed not to pursue its previously announced proposals related to the operation and governance of the Fund and, as recommended by the Board of Directors of the Fund, the Covered Stockholders have agreed to vote in favor of the proposed liquidation and dissolution of the Fund to be considered by the Fund’s stockholders at their upcoming Annual Meeting. Effective November 6, 2009, as part of the Agreement the Fund has terminated its Rights Agreement, dated August 18, 2009, and has amended its By-laws to provide that the Maryland Control Share Acquisition Act shall not apply to the acquisition of shares of the Fund’s common stock by any stockholder of the Fund so long as such stockholder’s voting power in the election of directors of the Fund remains below 1/3 of all of such voting power (the “Amendment”). In addition, the Fund’s 2009 Annual Meeting of Stockholders, previously scheduled to be held on December 7, 2009, has been cancelled and is now scheduled to be held on January 29, 2010. Only holders of record of common and preferred shares of the Fund at the close of business on December 21, 2009 are entitled to vote at such meeting.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the press release, the Agreement and the Amendment which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release issued by DWS RREEF Real Estate Fund, Inc. on November 6, 2009.

99.2 Cooperation and Voting Agreement by and among the Fund, DIMA and the Covered Stockholders dated November 5, 2009.

99.3	By-law amendment dated November 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DWS RREEF REAL ESTATE FUND, INC.

Date:	November 6, 2009

By: /s/ Rita Rubin
-----------------------
Rita Rubin
Assistant Secretary